UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported in a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), on June 9, 2026 Change Agents Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved a proposal to give the Company’s board of directors (the “Board”) the authority, at its discretion, to file a certificate of amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse split of the Company’s issued common stock, par value $0.0001, (“Common Stock”) at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of Common Stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following stockholder approval of the amendment to the Company’s Certificate of Incorporation and before June 9, 2027 without further approval or authorization of the stockholders. The Board determined to effect a reverse split of the Common Stock (the “Reverse Stock Split”) at a ratio of 1-for 20

On August 28, 2026, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split. The Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on August 28, 2026, and the Company’s common stock began trading on a split-adjusted basis when the Nasdaq Stock Market opened on August 31, 2026. The Company’s Common Stock will continue to trade on The Nasdaq Capital Market under its existing symbol “CHGA,” but the Common Stock has been assigned a new CUSIP number (05344R401).

When the Reverse Stock Split became effective, every twenty (20) shares of the Company’s issued and outstanding Common Stock were automatically combined, converted and changed into one (1) share of the Company’s Common Stock, without any change in the number of authorized shares or the par value per share. The Reverse Stock Split reduced the number of issued and outstanding shares of Common Stock from approximately 21,071,803 shares to approximately 1,053,591 shares, with an estimated public float of approximately 929,278 shares following the Reverse Stock Split.

As a result of the Reverse Stock Split, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of Common Stock had their holdings rounded up to the next whole share.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On August 27, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Change Agents Corporation
99.1	Press Release dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer